                                                                     EXHIBIT 6.5


                  Agreement between Omicron Technologies Inc.
            and Fairwind Technologies Ltd. for Software Development

                                                                     EXHIBIT 6.5

         THIS AGREEMENT dated for reference the 17th day of September, 1999


BETWEEN:

         OMICRON TECHNOLOGIES INC., a body corporate duly incorporated and having an office at 2202 - 808 Nelson Street, Vancouver, British Columbia, V6Z 2H2, Fax: (604) 681-9032

         ("OMICRON")

AND:

         FAIRWIND TECHNOLOGIES LTD., a body corporate duly incorporated and having an office at 109 - 4240 Manor Street, Burnaby, British Columbia, VSG 1B2, Fax: (604) 436-2748

         ("FAIRWIND")

WHEREAS:

A. Omicron is a publicly traded company which provides state of the art technology to the public.

B. Fairwind is a development oriented company which is able to provide internet gaming software.

C.       Omicron wishes to engage Fairwind to develop some gaming technology.

D. Fairwind has represented to Omicron that it has the ability to create the Back-End Product as well as the Front-End Product.

E. The Parties have acknowledged the state of their negotiations in the Letter of Intent but now wish to put into a legal agreement their understanding with respect to Omicron acquiring from Fairwind certain exclusive distribution rights for the Front-End Product and the Back-End Product.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the presents, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereto agree as follows:

1.       INTERPRETATION

1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meaning specified below:

"ACCEPTANCE OF THE PRODUCTS" means the date upon which Fairwind received notice in writing from Omicron that the Products meet the Specifications.

"AGREEMENT, HEREIN, HEREIN, HEREOF, HEREBY" and similar expressions mean or refer to this document and the expressions ARTICLE, SECTION, SUBSECTION AND PARAGRAPH followed by a number or letter mean or refer to that specified article, section, subsection or paragraph of this Agreement.

"BACK-END PRODUCT" means computer software developed by Fairwind comprising the accounting, communications and administration modules which inter-operate with the Front-End Product.

"CLOSING DATE" means fourteen (14) days after the date of Acceptance of the Products.

"COMPENSATION" means five hundred and forty-eight thousand ($548,000.00) dollars Canadian payable pursuant to paragraphs 3 and 4 of this Agreement.

"COMPLETION SCHEDULE" means that schedule for completion of the development of the Products as attached hereto as Schedule "A" and as amended from time to time by the mutual agreement of the Parties.

"CONFIDENTIAL INFORMATION" includes all information, knowledge and expertise relating to the Products and any Improvements and the business of either Party now known, possessed by, or hereafter discovered and learned by a Party, and disclosed to the other Party (herein the "RECIPIENT") except information that:

         (a) is known to the Recipient before the date of receipt as evidenced by written records of the Recipient;

         (b) is lawfully disclosed to the Recipient by a third person who is not under any obligation of secrecy to disclose a party; or

         (c) is or becomes generally known to the public other than by a breach by the Recipient of its contractual obligations.

"CONVERSION PRICE" means the weighted average of the closing trading price of the shares of Omicron on the NASDAQ Over the Counter Market for the ten (10) trading days immediately prior to the date of the Acceptance of the Products.

"FRONT-END PRODUCT" means computer software developed and owned by Fairwind comprising the web pages and game client software which provides the playing of games as follows:

         (a) single player game with server: video poker, slot machine, blackjack, roulette, craps;

         (b)      multi-user game with server: blackjack, roulette; and

         (c)      multi-player games: poker, roulette, baccarat and blackjack,

  and more fully described in the Specifications.

"GAMING INDUSTRY" means the industry comprised of businesses engaged in operating, or providing services to, online casinos.

"IMPROVEMENTS" means any developments, updates, modifications, enhancements and improvements to the Products including without limitation, developments of the Products in languages other than English.

"LANGUAGES" means the English, French, Spanish and German.

"LICENSE" means the licenses described in sections 6.1 and 7.1 of this Agreement.

"OMICRON SHARES" means the free trading shares of Omicron forming part of the Compensation, the number of which will be calculated pursuant to section 5 of this Agreement.

"PARTIES" means Omicron and Fairwind and Party means either of them.

"PRODUCTS" means the Back-End Product and the Front-End Product.

"SPECIFICATIONS" means the specifications of the Products as attached hereto as Schedule "B" and as amended from time to time by the mutual agreement of the Parties.

1.2 This Agreement shall in all respects be governed by and be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

1.3 If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

1.4 Wherever the singular or the masculine is used herein the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the Parties so require.

1.5 The headings to the clauses of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

1.6 Unless otherwise stated a reference herein to a numbered or lettered section or subsection refers to the section or subsection bearing the number or letter in this Agreement.

1.7 All accounting terms not defined in this Agreement shall have those meanings generally ascribed to them in accordance with generally accepted accounting principles, applied consistently.

1.8 The following schedules form part of this Agreement with respect to the interpretation thereof:

                            "A"     Completion Schedule
                            "B"     Specifications

2.       DEVELOPMENT OF THE PRODUCTS

2.1 Fairwind shall develop the English language version of the Products and deliver such Products to Omicron in accordance with the Completion Schedule.

2.2 Fairwind warrants that at the date of the Acceptance of the Products by Omicron the Products will substantially conform to the Specifications. Promptly after delivery of the Products by Fairwind to Omicron, Omicron will, acting reasonably, test the Products to determine whether they substantially conform to the Specifications. If the Products substantially conform to the Specifications, Omicron will promptly notify Fairwind in writing of its Acceptance of the Products.

2.3 If the Products fail to substantially conform to the Specifications, Fairwind will use commercially reasonable efforts to correct any defects or failures in the Products. Omicron acknowledges and agrees that the foregoing shall be Fairwind's entire obligation and liability in respect of the breach of the warranty in section 2.2.

2.4 Except as expressly warranted above, all implied and statutory warranties and conditions of any kind, including but not limited to, implied warranties and conditions of merchantability, fitness for a particular purpose and non-infringement are hereby excluded. Nothing stated in this Agreement will imply that the operation of the Products will be uninterrupted or error free.

2.5 In no event shall Fairwind or its directors, officers, employees, agents, suppliers, distributors or licensors (collectively "ITS REPRESENTATIVES") be liable to Omicron or any third party for any indirect, incidental, special or consequential damages whatsoever, including but not limited to lost revenue, lost or damaged data or other commercial or economic loss, however caused, whether based in contract, tort (including negligence) or any other theory of liability. The foregoing limitation shall apply even if Fairwind or Its Representatives know or have been advised of the possibility of such damage and notwithstanding any failure of essential purpose or any limited remedy provided for herein. In no event will the aggregate liability of Fairwind and Its Representatives for any damages or claims arising out of or relating to this Agreement, whether in contract, tort (including negligence) or otherwise, exceed the total compensation paid to Fairwind by Omicron under this Agreement.

3.       COMPENSATION

3.1      Omicron shall pay to Fairwind the Compensation as follows:

    (a)  $411,000 Canadian by way of monies; and

    (b)  $137,000 Canadian by issuance of the Omicron Shares.

4.       PAYMENT OF COMPENSATION

4.1      Omicron shall pay the Compensation to Fairwind as follows:

    (a) One hundred and twenty-three thousand three hundred ($123,300) dollars Canadian representing thirty (30%) percent of the Compensation by way of cheque within three (3) days of execution of this Agreement by the Parties and within 30 days after the execution of this Agreement, a share certificate for 12,050 free trading shares of Omicron together with an option to acquire 6,025 shares of Omicron at the option price of US$2.31 per share; and

    (b) the balance of the Compensation by a combination of a cheque in the amount of two hundred and eighty-seven thousand seven hundred $287,700 dollars Canadian together with the certificates representing the free trading Omicron Shares, on the Closing Date.

If Omicron is unable to deliver free-trading shares of Omicron pursuant to this Agreement as a result of regulatory hurdles that cannot be overcome by Omicron through commercially reasonable efforts, Omicron may deliver shares that are subject to a hold period not greater than one year provided however that Omicron issues to Fairwind the number of such shares subject to a one year hold period that would be equal to 120% of the number of free-trading Omicron Shares that Omicron would have been obligated to issue.

5.       DETERMINATION OF NUMBER OF OMICRON SHARES

5.1      The number of Omicron Shares to be issued to Fairwind pursuant to section 4.1(b) of this Agreement shall be calculated by dividing ninety-five thousand and nine hundred ($95,900) dollars Canadian by the Conversion Price.

6.       FRONT END PRODUCT

6.1 Omicron hereby acquires from Fairwind, and Fairwind hereby grants to Omicron, the exclusive world-wide rights to use, commercialize and exploit the Front-End Product, in the Languages, within the Gaming Industry, in object code format only subject to section 6.2.

6.2 Omicron hereby acquires from Fairwind, and Fairwind hereby grants to Omicron, and the non-exclusive world-wide rights to use the source code for the Front-End Product for the purpose of the developing French, Spanish and German versions of the Front-End Product and supporting and monitoring the Front-End Product in the Languages. Omicron will at all times treat the source code for the Front-End Product as Confidential Information pursuant to section 11 of this Agreement.

6.3 Fairwind reserves all rights not granted herein, including without limitation, the right to use, commercialize and exploit the Front-End Product in languages other than the Languages in the Gaming Industry, and in any language outside of the Gaming Industry, and the right to use, develop, upgrade, enhance, improve and otherwise modify the Front-End Product in all languages.

7.       BACK-END PRODUCT

7.1 Omicron hereby acquires from Fairwind, and Fairwind hereby grants to Omicron, the exclusive world-wide rights to use, commercialize and exploit the Back-End Product, in the Languages, within the Gaming Industry, in object code format only.

7.2 Fairwind reserves all rights not granted herein, including without limitation, the right to use, commercialize and exploit the Back-End Product in languages other than the Languages in the Gaming Industry, and in any language outside of the Gaming Industry, and the right to use, develop, upgrade, enhance, improve and otherwise modify the Back-End Product in all languages.

7.3 Omicron acknowledges and agrees that the license of the Back-End Product does not include a right to receive, have access to, or use of, the source code for the Back-End Product.

8.       SUBLICENSING

8.1 The licenses granted to Omicron under sections 6.1 and 7.1 of this Agreement shall include the right to grant to third parties sublicenses in respect of the Products (in object code format only), provided however that Fairwind shall have first approved the sublicensee and the sublicense agreement, such approvals not to be unreasonably withheld or delayed. If Fairwind has failed to respond to a written request for approval of a sublicensee, five business days after it has been submitted by Omicron to Fairwind, then Fairwind shall be deemed to have approved such sublicensee.

8.2 Omicron will maintain full, accurate and complete records and books of account relating to all sublicensing of the Products. Fairwind may on five days' written notice and during normal business hours inspect such records and books of account of Omicron and may by itself or through an agent conduct an audit of such records and books of account.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF FAIRWIND WITH RESPECT TO THE PRODUCTS

9.1 Fairwind represents and warrants to, and covenants with, Omicron that with respect to the Products:

    (a) that as of the Closing Date Fairwind will solely own the rights to the intellectual property with respect to the Products free and clear of all liens, charges and encumbrances whatsoever and that Fairwind will not have sold, transferred, licensed or assigned any of its rights including it's intellectual property rights in the Products to any other person other than pursuant to this Agreement;

    (b) that as of the Closing Date to the best of Fairwind's knowledge, the intellectual property rights of Fairwind with respect to the Products will not infringe upon any intellectual property rights of any other Party.

    (c) that Fairwind will not sell, transfer or assign the intellectual property rights in the Front-End Product nor subject such rights to any lien, charge or encumbrance in favour of any other person during the term of this Agreement.

    (d) that Fairwind has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth;

    (e) that to Fairwind's knowledge, there is no basis for and there are no actions, suits, judgments or investigation or proceedings outstanding or pending threatened against or affecting the Products including the intellectual property rights with respect to the Products at law or in equity or before any person including without limiting the generality of the foregoing, any federal, state, provincial, municipal or other governmental department, commission, board, bureau or agency;

    (f) that to Fairwind's knowledge, the source code and technical development details with respect to the Products has been kept confidential and with the exception of the information provided to Omicron, Fairwind has not revealed to anyone any such confidential information with respect to Products and Fairwind.

10.      INTELLECTUAL PROPERTY PROTECTION

10.1 Fairwind may seek patent protection in respect of any of the Products and any Improvements as it may consider appropriate. Fairwind will use commercially reasonable efforts to obtain copyright registrations in respect of the Products and any Improvements in Canada and the United States provided that such procedures are not likely to result in a disclosure of Fairwind's Confidential Information.

10.2 Fairwind will provide to Omicron copies of all relevant correspondence with patent agents in respect of any patent applications that may be filed in respect of any of the Products or any Improvements. Fairwind will provide to Omicron copies of all correspondence relating to copyright registrations for the Products and any Improvements in Canada and the United States.

10.3 If Fairwind has decided that it will not seek patent protection in respect of any of the Products or any improvement in any particular jurisdiction, at Omicron's request, Fairwind will pursue patent protection in jurisdictions specified by Omicron provided however that Omicron shall be responsible for all costs and expenses, including all legal and patent agents' fees, out-of-pocket expenses and governmental filing, maintenance and other official fees in respect of the requested filings.

11.      PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION

11.1 Omicron acknowledges and agrees that all right, title and interest, including copyright, patent rights and other intellectual property rights, in and to the Front-End Product, Back-End Product and all Improvements thereto shall be the exclusive property of Fairwind in which Omicron acquires no proprietary right other than the rights granted under this Agreement.

11.2 A Recipient shall maintain Confidential Information confidential and shall not disclose Confidential Information or authorize its disclosure to any third person, except as permitted by this Agreement, or with the prior written consent of the Party from whom the Confidential Information was received.

11.3 The obligations of confidentiality imposed by section 11.2 on a Recipient in respect of Confidential Information do not apply to disclosures to securities or gaming regulators, or as required by law, provided that the disclosure is kept to the minimum extent necessary, the disclosure is made only under obligations of confidentiality imposed on the recipient and Fairwind is notified before such disclosure is made.

12.      TERM AND TERMINATION

12.1 Unless otherwise terminated in accordance with this section, this Agreement and the License hereunder will continue in force for an initial term of three (3) years from the date first above written.

12.2 If at the end of the initial term (or any renewal term as the case may be) Omicron has during the immediately preceding year has generated for Fairwind new sublicense fees and/or royalties in the aggregate amount not less than $100,000, and is not then in default of any material term under this Agreement, then this Agreement will be automatically renewed for an indefinite number of additional one year terms.

12.3     In the event that either party hereto:

    (a) continues in material default in the performance or observance of any its obligations under this Agreement for a period of more than thirty
         (30) days after written notice has been given specifying the default;
         or

    (b) becomes insolvent, files or has filed against it an application for bankruptcy, liquidation or winding up or effects a compromise with its creditors in general or has a receiver, or a trustee appointed for its business or property, or seeks to avail itself of the benefit of any law for the relief of debtors, then the other party may terminate this Agreement by giving written notice to the defaulting party, which termination will take effect on the date the notice of termination is given.

12.4 Upon any termination of this Agreement, Omicron will immediately cease all use of the Products and any Improvements and Omicron shall promptly return to Fairwind all copies of the Products within its possession or control, and where return of such copies are impractical then permanently destroy or delete such copies.

12.5 On termination of this Agreement, no party has any further obligations or rights under this Agreement except as they may have accrued as of the date of termination and except pursuant to sections 11 and 12, together with the provisions relevant to the interpretation and enforcement of those sections, which shall survive termination. The termination of this Agreement does not effect the obligation on any party to pay monies due and owing to the other party, including without limitation, royalties from sublicensees, which obligations shall continue notwithstanding termination.

13.      INFRINGEMENT

13.1 Fairwind shall defend at its own expense all infringement suits that may be brought against Fairwind on account of the Products and when information is brought to Fairwind's attention, indicating that others without license are unlawfully infringing on the rights granted by this Agreement, Fairwind will have the first right to prosecute diligently any infringer at its own expense, failing which Omicron may pursue such infringer at its own expense.

13.2 If Fairwind finds it desirable in any suit which Fairwind may institute, Fairwind may join Omicron as plaintiff. In such event Omicron shall not be chargeable for any costs or expenses. In connection with lawsuits commenced by Fairwind, Omicron shall execute all papers necessary or desirable and Omicron shall testify in any suit whenever requested to do so by Fairwind, all however, at the sole expense of Fairwind.

14.      MAINTENANCE AND IMPROVEMENTS OF PRODUCTS

14.1 Fairwind shall at its own cost and expense provide the necessary technical assistance and support during the term of this Agreement to:

      (a) train two (2) employees of Omicron with respect to the use and operation of the Products; and

      (b) repair promptly any defects in the Products in a timely manner.

14.2 Fairwind will develop Improvements as requested by Omicron and accepted by Fairwind provided that Omicron shall be responsible to pay for all such development and modification services at Fairwind's time and materials rates then in effect and to reimburse Fairwind's reasonable out-of-pocket expenses incurred in performing such development and modification services. All right, title and interest, including copyright and other intellectual property rights, in any such Improvements shall be the exclusive property of Fairwind in which Omicron will acquire no rights except the rights to use pursuant to sections 6.1 and 6.2 in the case of developments and modifications to the Front-End Product and Section 7.1 in the case of developments and modifications to the Back-End Product.

15.      DOCUMENTS TO BE DELIVERED BY FAIRWIND TO OMICRON ON
         THE CLOSING DATE

15.1     On the Closing Date, Fairwind shall deliver to Omicron the following:

    (a) Certificate of an Officer of Fairwind indicating that the representations and warranties as set forth in this Agreement with respect to the Products are true and correct as at the Closing Date;

    (b) the source code with respect to the Front-End Product for the use by Omicron subject to the terms of this Agreement;

    (c) copies of relevant correspondence with respect to patent protection for the Products and copies of any copyright registrations.

16.      DOCUMENTS TO BE DELIVERED BY OMICRON ON THE CLOSING
         DATE

16.1     On the Closing Date, Omicron shall deliver to Fairwind the following:

    (a) the cheque for $287,700 Canadian as specified in section 4.1 of this Agreement and, within 30 days of the Closing Date, the share certificate for the Omicron Shares as provided in section 4.1(b) of this Agreement.

17.      CLOSING

17.1 The Closing shall occur at the office of Omicron or its solicitor on the Closing Date or at times and places as agreed upon mutually by the Parties.

18.      GENERAL PROVISIONS

18.1     TIME. Time shall be of the essence of this Agreement.

18.2 NOTICES. All notices must be in writing and be delivered by hand or by courier or by fax transmission to the addresses and fax numbers on the first page of this Agreement. Addresses and fax number for notices may be changed by subsequent notice. Notices delivered by hand or by courier are given when received. Notices delivered by fax transmission are given on the business day immediately following the date of transmission.

18.3 ENTIRE AGREEMENT. This Agreement supersedes and replaces any and all previous agreements between the Parties with respect to the Products.

18.4 PARTIES IN INTEREST. This Agreement and all grants, covenants, agreements, provisos, rights, benefits, remedies and liabilities herein contained shall be read and held as made by and with and granted to and imposed upon the respective Parties hereto, and their respective, successors and assigns, as if the words "successors and assigns" had been inscribed in all necessary places.

18.5 FURTHER ASSURANCES. The Parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each Party hereto shall provide such further documents or instruments required by the other Party as may be reasonable necessary or desirable to effect the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

18.6 ASSIGNABILITY. This Agreement may only be assigned by the Party with the consent of the other Party in writing. For a period three years immediately following the reference date of this Agreement as set forth on page one, a change in the controlling ownership of Fairwind shall require the consent of Omicron, such consent not to be unreasonably withheld or delayed.

18.7 RELATIONSHIP OF THE PARTIES. The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third pay.

18.8 ARBITRATION. In the event that the Parties are in dispute regarding any matter pursuant to this Agreement, then, failing agreement between the Parties, the disputed matter other than disputes affecting the intellectual property rights of either Party, shall be decided by a single arbitrator, appointed pursuant to the provisions of the Commercial Arbitration Act, (British Columbia) whose decision shall be final and whose expense shall be borne equally by the Parties.

IN WITNESS WHEREOF the Parties hereto have hereunto affixed their hands and seals on the day and year first above written


OMICRON TECHNOLOGIES INC.
by its authorized signatory(ies)

  /s/ SAK NARWAL             17 SEPT 1999
------------------------------------------
Name: Sak Narwal, CFO.

------------------------------------------
Name:

FAIRWIND TECHNOLOGIES INC.
by its authorized signatory(ies)

   /s/ DU WEON KYE            17 SEP 1999
------------------------------------------
Name:  Du Weon Kye (Thomas Kei), C.E.O

  /s/  YANG HWUI LEE          12 SEP 1999
------------------------------------------
Name:  Yang Hwui Lee (Peter), Director

                                  SCHEDULE "A"

                               COMPLETION SCHEDULE

See Section 7 - "Time & Delivery Requirements" in the Software Requirement Specification attached as Schedule "B".

                                  SCHEDULE "B"

                                 SPECIFICATIONS

             Please see attached Software Requirement Specification.

  OMICRON TECHNOLOGIES INC. & FAIRWIND TECHNOLOGIES LTD.
--------------------------------------------------------------------------------

                       SOFTWARE REQUIREMENT SPECIFICATION




                                   - VER.1.0 -




                           OMICRON TECHNOLOGIES INC. &
                           FAIRWIND TECHNOLOGIES LTD.

  OMICRON TECHNOLOGIES INC. & FAIRWIND TECHNOLOGIES LTD.
--------------------------------------------------------------------------------


   Project Name                                 Lucky Town
   ------------                     --------------------------------------------
   AUTHORS                          Omicron: Brian Schindel Fairwind: Thomas Kei
   ASSIGNED TO                      Omicron: Ranjit Bal     Fairwind: Peter Lee
   DATE                             16/09/99
   VERSION                          1.0
   VERSION CONTROL                  Brian Schindel
   SUBMITTED TO                     Fairwind Technologies Ltd.

  OMICRON TECHNOLOGIES INC. & FAIRWIND TECHNOLOGIES LTD.
--------------------------------------------------------------------------------



         1. INTRODUCTION

          1-1      PURPOSE OF SRS

           This document was made to achieve the purposes of:

            1-1-1 Providing the blue print of service and software
            1-1-2 Providing the requirements guide line to test the product and service which are delivered by Fairwind Technologies Ltd.
            1-1-3 To achieve the time goal, providing the development directions

          1-2      SCOPE OF SRS


           This SRS has a role to initiate the development of target service and products which are described in this document and to provide acceptance level when the products are delivered and tested by Omicron.


           So, This SRS has a role to provide:

            1-2-1 The development directions which are defined by the result of discussion made between Omicron and Fairwind Technologies Ltd.

            1-2-2 The architecture and requirements which is decided by the result of discussion of both parties

  OMICRON TECHNOLOGIES INC. & FAIRWIND TECHNOLOGIES LTD.
--------------------------------------------------------------------------------

          1-3      Business Context




                                  [FLOW CHART]

  OMICRON TECHNOLOGIES INC. & FAIRWIND TECHNOLOGIES LTD.
--------------------------------------------------------------------------------


         2. General Description

          2-1 Service & Company Mission

          The mission is to become the leader in the delivery of high quality graphics casino gaming on the Internet. We will achieve this by;
             - the use of leading edge technology
             - close understanding market trends
             - innovative graphics and design
             - a good understanding of the Internet Industry.
          We will lead the way in offering a real-time and interactive gaming experience on the Internet.
             - The interactivity that we deliver will ultimately provide a new level of customer satisfaction and competitive edges.

          2-2 User analysis

             2-2-1 Target User

              -Affluent Internet users, predominantly male, middle class with disposable incomes for entertainment. We will develop each casinos based on specific language, ethnic and cultural preferences.

             2-2-2 User's Objective

             -We will differentiate ourselves from the competition by providing greater entertainment value and interactivity along with improved trust and security.
             -We ill position ourselves to take advantage of the opportunities that E-Commerce, the growth of the Internet and Internet Gaming is providing.
             -Ultimately, we aim to strategically position ourselves to become the premier supplier of gaming software and portal service with Fairwind Technologies in the world

  OMICRON TECHNOLOGIES INC. & FAIRWIND TECHNOLOGIES LTD.
--------------------------------------------------------------------------------

         3. Service Description

          3-1 Service Name & Domain

          -Provisionally this software and service is called "Lucky Town" -Service Name and trade marks for Software packages will be defined by Fairwind Technologies in near future.
          -Domain Name and addresses will be defined and prepared by Omicron by the time the system will be set up to test.
          -Service Language will be provided in English

          3-2 Service Concept

      LUCKY TOWN IS THE PREMIER, RELIABLE INTERNET GAMING COMMUNITY

          3-3 Products Descriptions

          3-3-1 Lucky Town Full Version

          A. System Architecture

     User                   Front End                 Back End

     Win 95,98              Web Pages                 Account Module
     on IE 4.0
                            Game Server               Corn Infra Module

                            Sun Solaris               Admin Module

                                                      Windows NT





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  B. WEB PAGE ARCHITECTURE



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  C. FULL VERSION ARCHITECTURE





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          C. Game software Descriptions

          C-1 Single Player Game with Server

           Single play game can be downloaded each by each in website and play with server without Client software.

          -Video Poker: (5 Kinds of Graphical Interface) -Slot Machine: (10 Kinds of Graphical Interface) -Black Jack: (1 Graphical Interface)
          -Roulette:   (1 Graphical Interface)
          -Craps
          -Video Poker (1 Graphical Interface with Shockwave) -Slot Machine (1 Graphical Interface with Shockwave)

          C-2 Multi User Game with Server

          -Visual chatting with another users
          -Server act as dealer.
          -Black Jack (the same graphical interface with single player game) -Roulette (the same graphical interface with Single player game)

          C-3 Multi Player Games

          -Visual chatting with each other
          -One of the players participating in a game act as dealer. -Poker (Seven Card)
          -Roulette (The same graphical Interface with multi user)
          -Baccarat
          -Black Jack (The same graphical Interface with multi user)





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  3-3-2 Lucky Town Light Version


          -This is just for sub licensing usage.
          -No Avatar with visual chatting
          -No Communication Infra system (Visual Chatting, messenger etc)
          -No web pages
          -The requirements for server to play in single mode are the same with service version


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          -Each web pages will be built by each sub licensee


          3-4 Function Requirements

           3-4-1 Client and Game Software Distribution


                  A. Downloading Game software


          -Full Version
          -Light Version (Client only)
          -Each game can be added separately


                  B. CD-ROM Distribution


          -One-click setup and connection support
          -Package Design is made by Omicron





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     o    Postal Code/Zip code

     o    State/Provice

     o    Country (Pull down list of country)


     o    If your country is not listed, enter it here

     o    Preferred Language (Pull down List)

     o    If your preferred Language is not listed, enter it here

     o    E-mail address (required)

     o    Your Date of Birth (dd/mm/yy)

     o    Area code and Home phone Number

     o    Area code and Work phone Number

     o    Are you of legal Age of Majority? (yes or no)

     o Please specify how you found us? (For example if it was a search website, such as Yahoo, then type in its name. If it was an advertisement, then where you saw the ad)

     o How many virtual casinos have you visited, downloaded and played for fun in? (Pull down options None,1,2,3,4,5,6,7,8,9,10.10+)

     o How many virtual casinos have you visited, downloaded and played for real in? (Pull down options None,1,2,3,4,5,6,7,8,9,10.10+)

     o Any special requests, comments or questions you may have can be entered here!

     o Please contact me with information on licensing LuckyTown software (Check box)

     o If you chose to Play for real, the gaming adventure is even better - the winnings you accumulate are yours to keep!

                 Would you like to:

                 o PLAY FOR REAL

                    o  Play for Fun





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     Submit and Start playing(button) & Clear(button) at the bottom of page

     Disclaimer: LuckyTown Online Casino reserves the right to close accounts at any time including when registration information is discovered to be incorrect or misleading. Lucky town Casino is restricted to individuals of legal age only. Minors cannot play. CLICK HERE TO VIEW OUR TERMS AND CONDITIONS.


          3-4-3 Service Operations


              A. Fee Structure

            -Membership Fee: one time fee and give member default chips
            -Buying chip fee: When the member buying chip, server collects a certain amount of chips from total buying chips
            -Drawback fee: When the member drawback cash from service, server collects a certain amount of chips remained the minimum chips for gaming , which is disclaimed.
            -Gaming Fee: For multi-player games, when each game is over, winner pay the game fee. And Game fee is variable depending on the times of bet and amount of bet on each game. This is supported by options for player and dealer decides the options.


              B. Server Operation


            -Service is opened on a certain time and closed on a certain time
             (recession time is 10-30 minutes)
            -This does not means of Power off of server.
            -This rule is give much merits for server maintenance and service operations





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            C. Buying Chip Process

            -Buying Chip service is located on the web page (not Client software)



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            -Drawback service is located on webpages
            -When User request drawback, this is sent to the operator
            -The CHIP AMOUNT OF USERS ARE REDUCED WHEN THE SERVICE IS CLOSED. -On GAMING, User CANNOT REQUEST DRAWBACK.




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            - Chip Configurations

            To response to the market easily, we need to set the range of fees, so company can modify the fee structure as it wishes at any time.

               o Buying chip fee
               o Drawback fee
               o gaming fee

            5.Graphical Requirements

              5-1 Design Concept

            -Representing American taste
            -Bright, Clean and modern style
            -Adult oriented characters and expressions
            -Benchmarking other casinos in design features

              5-2 Client Software Design Requirements

                 5-2-1 Avatar

            -Avatars are 10 Kinds of Characters
            -Each Characters express their emotion on 6 ways (Normal, Angry, happy, unhappy, absurd, stunned)
            -Size: 96*25
            -Color: (-RGB Color, -16M Color, -8Bits/ Channel)
            -File size: 36 Kbyte/avatar
            -Background of Avatar is treated transparently with RGB
             (255,255,255)


            5-2-2 Chatting Room


            -Chatting Room Background: 1 kind





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            - Size: 590*287 (bottom 17 is used for Id Bar)
            - Color: 16M Color


             5-2-3 Waiting Room

            - Waiting Room Background: 1 Kind
            - Size: 590*469
            - Color: 256 Color


             5-2-4 Metaphor for Chatting Room

            - Each waiting room has 20 Chatting room's metaphor
            - Size and color is variable


             5-2-5 Icons within Chatting room

            - Game Icons
            - Size 32*32
            - Color: 256 Color


             5-2-6 Icons for Emotional expression

            - 6 Kinds
            - Size: 32*32
            - Color: 16 Color


             5-2-7 Etc

            - Pager Icons
            - Chat bubbles





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              5-2-8 Layout of Client window




                           [LAYOUT OF CLIENT WINDOW]




             5-3 Game Software



  Game graphics are benchmarked other casino software but the main factors which should be focused are below;

         -Game table color
         -Card patterns
         -Slot machine exterior graphics
         -Pattern and color of the background





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             5-4 Review Process of Design


            -We will hold review process 3 times before finalizing the development process


            6. Administration Requirements


          6-1 Operation and Management Tools


            -Remote Server Management Tools
            -Auto server recovery (Hardware supporting)
            -Password Management Tools
            -DBMS will be provide by Omicron (MS-SQL is recommended)


          6-2 Report Generator



          6-2 Monitoring tools for Sub Licensee

            -We have to check the status of Sub Licensee's Revenue in remote daily or monthly basis, so for Light Version's server requires the functions to check the sales volume of Sub-licensee's.

            -Remote reporting tools for the checks of sales volume of Sub-
             licensee


       7. Time & Delivery Requirements


          7-1 Progress Reporting





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        3-4-2 Subscription & User information

            -Disclaimer is attached by Omicron

            3-4-2-1 Open account

            1 step : Filling the application form : user defines his own user id, and password will then be issued and sent to his E-mail box
            2 step : Download and install the software on user's computer
            3 step : Make a payment to your account.


            3-4-2-2 : Free User & Real User

            -User have an option to subscribe as free or real

            -Free or real has their own account, but free user does not subscribe as a real user after 15 days, free user's account is automatically deleted.


            3-4-2-3 : Account Application Form

            Please fill in all the fields below and then press the submit button You will then receive Your unique password via E-mail ! All fields below must be filled in correctly to register successfully

            Note: If you already have a username and password and need to download the software again click here.

                    o    First Name

                    o    Last Name

                    o    Mailing Address

                    o    City






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            -BIWEEKLY VIA E-MAIL

         7-2 GRAPHIC REVIEW SESSION

            -1st : AROUND 20TH OF SEPTEMBER (SAMPLE FEATURES TO DECIDE THE
             DIRECTIONS OF GRAPHICS)
            -2nd : AROUND 15TH OF OCTOBER (TO DECIDE THE SPECIFIC DESIGN
             FEATURES TO BE CORRECTED)
            -3rd : AROUND 25TH OF OCTOBER (TO FINALIZE THE DESIGN FEATURES)



         7-4 TIME LINE


            -LUCKY TOWN full VERSION OPEN (BETA) : 1 ST NOVEMBER 1999
             * DUE TO THE DELAY of CONTRACT AND REQUIREMENT SPECIFICATIONS,
             * WE WILL OPEN WEB PAGES ON 1ST of NOVEMBER AND GAME BETA MAY BE
               DELAYED 1 OR 2 WEEKS.
            -TEST AND APPROVAL PERIOD: FROM 1ST NOVEMBER 1999 TO 15TH
             NOVEMBER
            -SINGLE GAME ENGINE UPGRADE: 15TH DECEMBER 1999